UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2010

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 Main Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On March 14, 2010, Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Pegasystems, Maple Leaf Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Pegasystems (the “Purchaser”), and Chordiant Software, Inc., a Delaware corporation (“Chordiant”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Chordiant (the “Shares), at a price per Share of $5.00 (as may be adjusted pursuant to the Merger Agreement), net to the holders thereof in cash, without interest (the “Offer Price”) and less any required withholding taxes.

This Offer is subject to customary conditions, including, among other things, that (a) prior to the expiration date of the Offer (as it may be extended from time to time in accordance with the Merger Agreement), there be validly tendered in accordance with the terms of the Offer and not withdrawn a number of Shares that, together with all Shares (if any) beneficially owned by Pegasystems and its affiliates, represent a majority of the total number of Shares outstanding at the time of the expiration of the Offer (determined on a fully diluted basis but disregarding any options to purchase Shares having an exercise price per share greater than the Offer Price), (b) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise have been terminated, and (c) the receipt of certain other approvals or clearances required to be obtained by Pegasystems, Purchaser or the Company from any governmental authority to permit the acceptance for payment of Shares pursuant to the Offer and the acquisition of Shares pursuant to the Merger. The Offer is expected to be completed in the second calendar quarter of 2010.

Under the terms of the Merger Agreement, following the consummation of the Offer and the payment for all Shares tendered pursuant thereto, and subject to certain conditions described in the Merger Agreement, the Purchaser will merge with and into Chordiant (the “Merger”), with Chordiant as the surviving corporation and a wholly owned subsidiary of Pegasystems, and all then outstanding Shares will be cancelled and converted into the right to receive the Offer Price, less any required withholding taxes.

If, following the consummation of the Offer, Pegasystems, the Purchaser and/or any subsidiary of Pegasystems owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Chordiant’s stockholders, in accordance with Delaware’s short-form merger statute. The Merger Agreement grants the Offeror an irrevocable option, exercisable after consummation of the Offer and subject to certain conditions and limitations, to purchase a number of Shares from Chordiant at a price per share equal to the Offer Price, that, when added to the shares directly or indirectly owned by Pegasystems and its affiliates, would equal ten thousand Shares more than 90% of the outstanding Shares.

The Merger Agreement contains representations, warranties and covenants of Pegasystems, the Chordiant and the Purchaser, including, among others, covenants by Chordiant concerning the conduct of its business in the ordinary course during the interim period between the execution of the Merger Agreement and the time that the Purchaser first accepts Shares for payment pursuant to the Offer. The Merger Agreement also contains certain termination rights for both Pegasystems and Chordiant, including a requirement, upon the termination of the Merger Agreement in certain specified circumstances, that Chordiant to pay to Pegasystems a termination fee in the amount of $5,600,000.

The foregoing descriptions of the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”). The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Pegasystems, the Purchaser or Chordiant, contains representations and warranties of each of Pegasystems, the Purchaser and Chordiant. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors and security holders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Pegasystems’ or Chordiant’s public disclosures.

On March 15, 2010, Pegasystems issued a press release announcing that it had entered into the Merger Agreement, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Tender and Voting Agreements

In order to induce Pegasystems and the Purchaser to enter into the Merger Agreement, all of the directors and executive officers of Chordiant entered into tender and voting agreements with Pegasystems and the Purchaser (the “Tender and Voting Agreements”) concurrent with the execution and delivery of the Merger Agreement. Shares held by such directors and officers that are eligible to be tendered into the Offer represent, in the aggregate, approximately 1% of the Shares outstanding on the date of the Merger Agreement. Subject to the terms and conditions of the Tender and Voting Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer no later than ten business days after commencement of the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement. The foregoing descriptions of the Tender and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Tender and Voting Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Additional Information

The Offer has not yet commenced. This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The Offer will be made only pursuant to an offer to purchase and related materials that Pegasystems and the Purchaser intend to file with the Securities and Exchange Commission (the “SEC”). Chordiant also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. Chordiant stockholders and other investors should read these materials carefully when they are filed because they contain important information, including the terms and conditions of the tender offer. Chordiant stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through its website at www.sec.gov, from Pegasystems (with respect to documents filed by Pegasystems with the SEC), or from Chordiant (with respect to documents filed by Chordiant with the SEC). Chordiant stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the tender offer.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (within the meaning of Section 21E of the Securities Act, which include those regarding anticipated completion of the acquisition, the expected date for acceptance of shares pursuant to the Offer and the expected closing date of the Merger, and other statements regarding Pegasystems’ expectations, beliefs, hopes, intentions or strategies regarding the future, including the timing and performance of the acquisition. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this document include, among others, the inability of the parties to the Merger Agreement to obtain necessary regulatory approval or to obtain them on acceptable terms; that the other conditions to the Offer are not satisfied; material changes in the economic environment or the industries in which Pegasystems and Chordiant operate; other factors relating to Pegasystems and Chordiant that may impact the timing or occurrence of the transactions contemplated by the Merger Agreement; quarterly fluctuations in revenues; other operating results and cash flows; and Pegasystems’ ability to successfully integrate the acquisition. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to Pegasystem’s overall business, including those more fully described in Pegasystem’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. All such forward-looking statements are based upon information available to Pegasystems as of the date hereof, and Pegasystems disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Pegasystems’ current expectations.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and Chordiant Software, Inc.

10.1	Form of Tender and Voting Agreement by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and the individuals listed on the signatures pages thereto, dated as of March 14, 2010

99.1	Joint Press Release of Pegasystems Inc. and Chordiant Software, Inc., dated March 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	Pegasystems Inc.

	By:	/s/ SHAWN HOYT
Shawn Hoyt General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and Chordiant Software, Inc.

10.1	Form of Tender and Voting Agreement by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and the individuals listed on the signatures pages thereto, dated as of March 14, 2010

99.1	Joint Press Release of Pegasystems Inc. and Chordiant Software, Inc., dated March 15, 2010